Exhibit 5.1

FORTRESS INVESTMENT GROUP LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

May 1, 2014

Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Re:	Fortress Investment Group LLC –
Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel and Secretary of Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), and as such have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 66,593,848 Class A shares of the Company (the “Shares”) that may be issued and sold under the Fortress Investment Group LLC Amended and Restated 2007 Omnibus Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued and fully paid, and the holders of such Shares shall not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company

I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the Limited Liability Laws of the State of Delaware.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ David N. Brooks

David N. Brooks General Counsel and Secretary

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